UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 6, 2006
LIBERTY GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)
12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)
(303) 220-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement for the Sale and Purchase of the Capital of UPC France SA
Compensation Policy for Nonemployee Directors

Item 1.01. Entry into a Material Definitive Agreement.
Agreement for the Sale and Purchase of the Share Capital of UPC France SA
          On June 6, 2006, UPC Broadband France SAS (“Broadband France”), an indirect, wholly-owned subsidiary of Liberty Global, Inc. (the “Registrant”), entered into an Agreement for the Sale and Purchase of the Share Capital of UPC France SA (the “Sale Agreement”), dated June 6, 2006, among Broadband France, UPC Broadband Holding B.V. (“Broadband Holding”), Altice France EST SAS (“Altice”) and ENO France SAS (“ENO France”). Pursuant to the Sale Agreement and at the closing of the transactions contemplated thereby (the “Closing”), Broadband France will sell to Altice all of its capital shares (the “Purchased Capital”) of UPC France SA (“UPC France”), the Registrant’s French cable business (such sale and related transactions, the “Sale”).
          In exchange for the Purchased Capital, Altice will pay to Broadband France an amount in cash equal to €1.25 billion (US$ 1.60 billion at the date of the Sale Agreement), reduced by (a) the amount of net debt (as defined) and (b) the difference between the target working capital number agreed between Broadband Holding and Altice, and actual working capital (as defined). Net debt and actual working capital will be determined as of the first day of the month in which Antitrust Clearance (as defined below) is received or the first day of the following month, as determined under the Sale Agreement. Net debt is defined in the Sale Agreement as the aggregate amount of all indebtedness and accrued interest thereon of UPC France and its subsidiaries (including, without limitation, indebtedness to third parties for borrowed money or with respect to interest rate, currency or other hedging contracts; net inter-company debt owed to any of the Registrant’s other subsidiaries; amounts owed under capital leases and liabilities for management bonuses related to completion of the transaction to the extent not funded by Broadband France) less cash and cash equivalents of UPC France and its subsidiaries. Altice will cause UPC France and its applicable subsidiaries to repay the amount of net inter-company debt owed to the Registrant’s other subsidiaries.
          The Sale remains subject to the receipt of competition clearance from the European Commission, or if competition review is referred by the European Commission to the French Competition authorities, the French Ministry of Economy and Finance (the “Antitrust Clearance”). The Sale Agreement provides that the Closing will shortly follow receipt of the Antitrust Clearance. If the Antitrust Clearance has not been obtained on or before the date five months from the date on which Altice has filed the necessary clearance and approval applications for the Antitrust Clearance, the provisions of the Sale Agreement, subject to certain exceptions, will lapse and cease to have effect. The Closing is currently expected to occur during the second half of 2006.
          Pursuant to the Sale Agreement, Broadband Holding has guaranteed the obligations of Broadband France, and ENO France has guaranteed the payment obligations of Altice, arising thereunder. Broadband Holding is the parent holding company of Broadband France and an indirect, wholly-owned subsidiary of the Registrant.
          The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof included as Exhibit 2.1 to this Current Report on Form 8-K.
          In connection with the Sale, among certain other arrangements between the parties, UPC Broadband Operations B.V. (“Broadband Operations”), a subsidiary of Broadband France, has agreed to provide, or procure the provision of, certain services and systems (collectively, the “Transitional Services”) to UPC France during a transitional period following the Closing, pursuant to the terms of the Transitional Services Agreement, dated June 6, 2006, among Broadband Operations, UPC France and Altice (the “Transitional Services Agreement”). The Transitional Services to be provided by Broadband Operations will include services and support relating to network operations, internet and email use and maintenance of on-line resources, network transit management and international connectivity, general information technology support, use of the Registrant’s “Derby” proprietary integrated billing and customer support system, use of a core web portal, use of a Voice-over-Internet-Protocol platform, and certain other services related and ancillary thereto. UPC France will compensate Broadband Operations for the Transitional Services generally on an at-cost basis.

Liberty Global, Inc. Compensation Policy for Nonemployee Directors
          On June 7, 2006, the board of directors of the Registrant and the Nominating and Corporate Governance Committee of the board adopted the Liberty Global, Inc. Compensation Policy for Nonemployee Directors (as Amended and Restated Effective June 7, 2006) (the “Nonemployee Directors Compensation Policy”), which amended the existing policy in the following respects: (1) to provide for the payment of a fee, for each full year of service, to each nonemployee director who serves as Chairperson of the Compensation Committee or Nominating and Corporate Governance Committee; (2) to increase the fee payable to the Chairperson of the Audit Committee; (3) to provide for the payment of additional in-person meeting fees for nonemployee directors who reside outside of the United States or in the United States but east of the Mississippi River for each meeting held at the Registrant’s principal offices in Colorado; (4) to allow each continuing nonemployee director to elect to receive the annual equity grant in the form of either (a) stock options for 10,000 shares of Series A common stock and stock options for 10,000 shares of Series C common stock as provided under the existing policy or (b) (i) stock options for 5,000 shares of Series A common stock and stock options for 5,000 shares of Series C common stock and (ii) a number of restricted shares of Series A common stock and a number of restricted shares of Series B common stock having, in each case, an aggregate fair market value equal to the option value of the option award for 5,000 shares of the same series of common stock; and (5) to specify the vesting period for awards of restricted shares and the circumstances under which the vesting of stock options and restricted share awards will be accelerated.
          The foregoing summary description of the Nonemployee Directors Compensation Policy is qualified in its entirety by reference to the full text thereof set forth as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of the Share Capital of UPC France SA, dated June 6, 2006, among UPC Broadband France SAS, UPC Broadband Holding B.V., Altice France EST SAS and ENO France SAS

10.1	Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Effective June 7, 2006)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.

Date: June 12, 2006	By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of the Share Capital of UPC France SA, dated June 6, 2006, among UPC Broadband France SAS, UPC Broadband Holding B.V., Altice France EST SAS and ENO France SAS

10.1	Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Effective June 7, 2006)